                                                                    EXHIBIT 10.7

                          HASTINGS ENTERTAINMENT, INC.
                  ASSOCIATES' 401(k) PLAN AND TRUST AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I

         INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.01    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.02    Number and Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.03    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III

         ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.01    Eligibility for Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.02    Eligibility to Make Elective Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.03    Eligibility Upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.04    Omission of Eligible Associate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.05    Inclusion of Ineligible Associate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.06    Election Not to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


ARTICLE IV

         CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.01    Elective Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.02    Matching Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.03    Profit Sharing Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.04    Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.05    Transfer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.06    Qualified Matching Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.07    Qualified Non-elective Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.08    Actual Deferral Percentage Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.09    Limitations on Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.10    Annual Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V

         ALLOCATION TO PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.01    Individual Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.02    Valuation of the Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.03    Priority of Allocations to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.04    Net Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


ARTICLE VI

         DETERMINATION AND DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.01    Vesting of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.02    Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.03    Timing of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.04    Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.05    Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.06    Distribution for Minor Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.07    Location of Participant, Former Participant or Beneficiary Unknown . . . . . . . . . . . . . . . . .  41
         6.08    Limitations on Benefits and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VII

         FORMER PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.01    Participation by Former Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.02    Reinstatement of Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.03    Separate Account Balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.04    Years of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE VIII

         WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.01    In-service Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.02    Hardship Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE IX

         PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.01    Powers and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.02    Assignment and Designation of Administrative Authority / Compensation of Benefits Committee  . . . .  47
         9.03    Allocation and Delegation of Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.04    Powers, Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.05    Records and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.06    Appointment of Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.07    Information from Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.08    Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.09    Majority Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.10    Bonding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.11    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.12    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.13    Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.14    Claims Review Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51



ARTICLE X

         TRUST ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.01   Establishment and Acceptance of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.02   Scope of Trustee's Functions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.03   Powers and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.04   Liability of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.05   Reliance Upon Acts of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.06   Records and Accounting of Trustee / Valuation of Plan Assets . . . . . . . . . . . . . . . . . . . .  56
         10.07   Payment of Compensation and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.08   Resignation or Removal of Trustee / Withdrawal From Trust  . . . . . . . . . . . . . . . . . . . . .  57
         10.09   Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.10   Accounting Upon Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.11   Employment of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.12   Employer Securities and Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XI

         AMENDMENT, TERMINATION AND MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.01   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.02   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.03   Successor Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.04   Plan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XII

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.01   Participant's Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.02   Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.03   Construction of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.04   Legal Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.05   Prohibition Against Diversion of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.06   Employer's and Trustee's Protective Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.07   Receipt and Release for Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.08   Action by the Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.09   Named Fiduciaries and Allocation of Responsibility . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.10   Approval by the Internal Revenue Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.11   Uniformity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE XIII

         PARTICIPATING EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         13.01   Adoption by Other Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         13.02   Requirements of Participating Employers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64


         13.03   Designation of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.04   Associate Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.05   Participating Employers Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.06   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.07   Discontinuance of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         13.08   Plan Administrator's Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE XIV

         TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         14.01   Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         14.02   Minimum Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         14.03   Super Top-Heavy Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         14.04   Determination of Top Heaviness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         14.05   Determination of Super Top Heaviness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         14.06   Calculation of Top-Heavy Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         14.07   Cumulative Accounts and Cumulative Accrued Accounts  . . . . . . . . . . . . . . . . . . . . . . . .  68
         14.08   Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         14.09   Top Heavy Vesting Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE XV

         PLAN LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         15.01   Authorization for Plan Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         15.02   Loan Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE XVI

         ELIGIBLE ROLLOVER DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         16.01   General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         16.02   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74


                                   ARTICLE I

                                  INTRODUCTION

         THIS AGREEMENT, by and between Hastings Entertainment, Inc., a corporation organized and existing under the laws of the State of Texas (herein referred to as the "Plan Sponsor") and Trustees as shall be appointed from time to time by the Plan Sponsor (herein referred to as the "Trustee") for the benefit of all associates of the Plan Sponsor and its affiliated companies who are or may become eligible hereunder and who elect to participate in the Hastings Entertainment, Inc. Associates' 401(k) Plan and Trust hereby established.

                              W I T N E S S E T H:

         WHEREAS, the Plan Sponsor heretofore adopted the Western Merchandisers, Inc. Employees Profit Sharing Plan and Trust Agreement (the "Western Merchandisers Plan"), as amended and restated effective June 1, 1989, in recognition of the contribution made to its successful operation by its associates and for the exclusive benefit of its eligible associates; and

         WHEREAS, the Plan Sponsor is no longer an affiliate of Western Merchandisers, Inc., as defined by Section 414(b) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, under the terms of the Western Merchandisers Plan, a Participating Employer has the ability to modify and amend the Western Merchandisers Plan by electing not to remain as a Participating Employer; and

         WHEREAS, the Plan Sponsor previously established the Hastings Books, Music & Video, Inc. Employees Profit Sharing Plan and Trust Agreement for the exclusive benefit of its associates, effective as of June 1, 1993 (the "Prior Plan"); and

         WHEREAS, in accordance with the terms of the Prior Plan, the Plan Sponsor has from time to time amended the Prior Plan, including a change in the name of the Plan and the Plan Sponsor, and wishes to amend and restate the Prior Plan in accordance with the terms and conditions hereafter set forth.

         NOW, THEREFORE, effective October 1, 1996 (except as otherwise noted herein), the Plan Sponsor hereby amends and restates the Hastings
Entertainment, Inc. Associates' 401(k) Plan and Trust (herein referred to as the "Plan"), as set forth herein.

         Except as otherwise provided herein, and subject to the following sentence, the provisions of the amended and restated Plan as contained herein are applicable to Associates and Participants who terminate employment for any reason, including death, disability or retirement, on or after October 1, 1996, or who are reemployed by the Employer on or after October 1, 1996 and while they are still entitled to restatement of rights under the Plan. Except as otherwise provided herein, any Associate or Participant who died, retired, became disabled or terminated employment prior to October 1, 1996 shall receive any benefits to which he or she is entitled based upon the appropriate provisions of the Prior Plan as in effect prior to October 1, 1996.

                                   ARTICLE II

                                  DEFINITIONS

2.01     Definitions.

         (1) Actual Deferral Percentage (also referred to as ADP). Shall mean, for a specified (group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of:

                 (a) the amount of the Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to

                 (b)      the Participant's Compensation for such Plan Year.

                 Employer contributions on behalf of any Participant shall include:

                 (c) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding:

                          (i) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and

                          (ii) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and

                 (d) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Associate who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         (2) Adoption Agreement. The agreement by which an Affiliate or a Subsidiary adopts this Plan for its associates.

         (3) Affiliate. Any corporation, association, joint venture, proprietorship or partnership that for Federal income tax purposes is a member of a controlled group of corporations (within the meaning of Section 414 of the Code) of which the Plan Sponsor is a member.

         (4) Aggregate Account. The total interest of a Participant in the Trust Fund consisting of his Pre-Tax Savings Account, his Voluntary Nondeductible Contribution Account. his Profit Sharing Contribution Account, his Matching Contribution Account, his Qualified Non-elective Contribution Account, his Qualified Matching Contribution Account, his Rollover Account and his Transfer Account as such accounts are established for a Participant.

         (5)     Aggregate Limit.  The sum of:

                 (a) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and

                 (b) the lesser of 200 percent or two plus the lesser of such ADP of ACP.

                 "Lesser" is substituted for "greater" in "(a)," above, and "greater" is substituted for "lesser" after "two plus the" in "(b)" if it would result in a larger Aggregate Limit.

         (6) Associate. Associate shall mean any employee of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b) , (c), (m) or (o) of the Code.

                 The term Associate shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code. Notwithstanding the previous sentence, if such leased employees constitute not more than 20 percent of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Associate" shall not include those leased employees covered by the plan described in Section 414(n)(5) of the Code.

         (7) Authorized Leave of Absence. Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns at the end of the period of authorized absence. Absence due to mandatory military service in the armed forces of the United States (including enlistment in lieu of impending mandatory service) shall be considered as an Authorized Leave of Absence.

         (8) Average Contribution Percentage (also referred to as ACP). The average of the Contribution Percentages of the Participants in a group.

         (9) Beneficiary. A person or persons designated by a Participant or a Former Participant in accordance with the provisions of
                 Section 6.05 to receive any death benefit which shall be payable under this Plan.

         (10) Break-in-Service. The 12-consecutive month period measured by Plan Years beginning with the Plan Year which includes the first anniversary of an Associate's Employment Commencement Date during which a Participant does not complete more than 500 Hours of Service with the Employer. For the purpose of the first computation period, service will be counted from the Associate's Employment Commencement Date to the end of the initial Plan Year. An Associate shall not incur a Break-in-Service for the Plan Year in which he becomes a Participant, dies, retires, or becomes disabled. Further, solely for the purpose of determining whether a Participant has incurred a Break-in-Service, Hours of Service shall be recognized for Authorized Leaves of Absence and for maternity and paternity leaves of absence.

                 A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Associate's pregnancy, birth of the Associate's child, placement of a child with the Associate in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if the credit is necessary to prevent the Associate from incurring a Break-in-Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a maternity or paternity leave of absence shall be those which would normally have been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight Hours of Service per work day. The total Hours of Service required to be credited for a maternity or paternity leave of absence shall not exceed 501.

         (11) CODA. A qualified cash or deferred arrangement as described in Section 401(k) of the Code.

         (12) Code. The Internal Revenue Code of 1986, as amended, or any subsequent applicable Internal Revenue Code which becomes law of the United States of America.

         (13) Committee (also referred to as Benefits Committee). The person(s) appointed by the Plan Administrator to assist in the administration of the Plan. The Committee shall serve at the pleasure of the Plan Administrator.

         (14) Compensation. The Participant's salary and wages including overtime, bonuses and commissions paid by the Employer for a Plan Year. Amounts contributed by the Employer under the Plan and any non-taxable fringe benefits provided by the Employer shall not be considered as Compensation.

                 Compensation for any Self-Employed Individual shall be equal to his Earned Income.

                 Compensation shall include only that compensation which is actually paid to the Associate during the Plan Year.

                 Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Associate under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

                 Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 1994, the annual Compensation of a Participant in excess of $200,000 shall be disregarded under the

                 Plan. This dollar limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as provided under Section 415(d) of the Code. For Plan Years beginning on or after January 1, 1994, the annual Compensation of a Participant in excess of $150,000 shall be disregarded under the Plan. This dollar limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as provided under Section 401(a)(17)(B) of the Code.

                 In applying the dollar limitation provided herein, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Section 414(q)(6) of the Code because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

         (15) Contribution Percentage. The Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to a Participant's Compensation for the Plan Year.

         (16) Contribution Percentage Amounts. The sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan, on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer may also use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         (17) Disability. A physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

         (18) Early Retirement Age. The later of the date on which the Participant (i) attains age 55, or (ii) completes 5 Years of Service.

         (19) Earned Income. The net earnings of a Self-Employed Individual from self-employment in the trade or business with respect to which the Plan is established for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

         (20) Effective Date. The Effective Date of this amendment and restatement shall be October 1, 1996. Certain provisions herein may be effective on such other dates as are noted within such provisions.

         (21) Elective Deferral. Any Employer contribution made to the Plan at the election of the Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any CODA, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described under Section 501(c)(18) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under
                 Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

         (22) Employer. Hastings Entertainment, Inc. or any Affiliate or Subsidiary which shall adopt this Plan, or any successor which shall assume the obligations of this Plan.

         (23) Employment Commencement Date. The date on which an Associate first performs an Hour of Service for the Employer.

         (24) Entry Date. The date on which an Associate becomes a Participant in accordance with Section 3.01.

         (25) ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (26) Excess Aggregate Contributions. With respect to any Plan Year. the excess of

                 (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                 (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         (27) Excess Contributions. With respect to any Plan Year, the excess of:

                 (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                 (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

         (28) Excess Elective Deferrals. Those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         (29) Fiduciaries. The Employer, the Plan Sponsor, the Plan Administrator, the Benefits Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Article IX.

         (30) Former Participant. A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full.

         (31) Highly Compensated Employee. A Highly Compensated Employee ("HCE") includes any Associate who during the Plan Year performs service for the Employer and who (i) is a 5-percent owner, (ii) receives Compensation for the Plan Year in excess of the Code Section 414(q)(1)(B) amount for the Plan Year,
                 (iii) receives Compensation for the Plan Year in excess of the Code Section 414(q)(1)(C) amount for the Plan Year and is a member of the top paid group of employees within the meaning of Code Section 414(q)(4), or (iv) is an officer and receives Compensation during the Plan Year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A) for the Plan Year. If no officer satisfies the Compensation requirement during the Plan Year, the highest paid officer for such Plan Year shall be treated as an HCE.

                 For purposes of determining who is an HCE, "Compensation" means Compensation as defined in Section 4.10(a)(4) hereof, except that amounts excluded pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) are included.

                 If an Associate is a family member of either a 5-percent owner (whether active or former) or an HCE who is one of the 10 most highly compensated Associates ranked on the basis of Compensation paid by the Employer during such Plan Year, then the family member and the 5-percent owner or top-ten HCE shall be aggregated. In such case, the family member and 5-percent owner or top-ten HCE shall be treated as a single Associate receiving Compensation and Plan contributions or benefits equal to the sum of the Compensation and benefits of the family member and 5-percent owner or top-ten HCE. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Associate or former Associate, and the spouses of such lineal ascendants and descendants.

                 The determination of who is an HCE, including the determinations of the number and identity of Associates in the top paid group, the number of Associates treated as officers and the Compensation that is taken into account, shall be made in accordance with Code Section 414(q) and Section 1.414(q)- 1T of the temporary Income Treasury Regulations to the extent they are not inconsistent with the method established above.

         (32)    Hour of Service.

                 (a) Each hour for which an Associate is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Associate for the computation period or periods in which duties are performed; and

                 (b) Each hour for which an Associate is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Authorized Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

                 (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
                          (b), as the case may be, and under this paragraph
                          (c). These hours shall be credited to the Associate for the computation period in which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                 (d) Hours of Service shall be determined on the basis of actual hours for which an Associate is paid or entitled to payment.

                 (e) An Hour of Service respecting any member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Employer is a member or respecting any incorporated or unincorporated trade or business which is under common control with the Employer (as defined in Section 414(c) of the Code) shall be credited as an Hour of Service with the Employer.

                 (f) Hours of Service also will be credited for any individual considered an Associate for purposes of this Plan under Section 414(n) of the Code.

        (33) Investment Manager. Any person, firm or corporation, who:
                 (a) is a registered investment advisor under the Investment Act of 1940;

                 (b)   is a bank or an insurance company;

                 (c) has the power to manage, acquire or dispose of Plan assets; and

                 (d) acknowledges in writing his fiduciary responsibility to the Plan.

         (34) Matching Contribution Account. The portion of a Participant's Aggregate Account which is credited with Matching Contributions, as adjusted for earnings and losses attributable to such contributions.

         (35) Matching Contribution. An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

         (36) Non-Highly Compensated Employee. Any Participant who is not a Highly Compensated Employee.

         (37) Normal Retirement Age. The date on which the Participant attains age 65, or the fifth anniversary of participation in the Plan, if later.

         (38) Normal Retirement Date. The first day of the month coincident with or next following the date the Participant attains Normal Retirement Age. The Participant may, however, agree to service past Normal Retirement Age and his Normal Retirement Date is the date such Participant actually retires.

         (39) Owner-Employee. A sole proprietor who owns the entire interest in the Employer or a partner who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

         (40) Participant. An Associate participating in the Plan in accordance with the provisions of Section 3.01 and whose vested interest under this Plan has not been fully distributed.

         (41) Plan. Hastings Entertainment, Inc. Associates' 401(k) Plan and Trust, which is the Plan set forth herein, as amended from time to time.

         (42)    Plan Administrator.  Hastings Entertainment, Inc.

         (43)    Plan Sponsor.  Hastings Entertainment, Inc.

         (44) Plan Year. The Plan's accounting year of twelve (12) consecutive months commencing on February 1 and ending the following January 31.

         (45) Predecessor Plan. The Western Merchandisers, Inc. Employees Profit Sharing Plan and Trust Agreement, as amended and restated effective June 1, 1989.

         (46) Pre-Tax Savings Account. The portion of a Participant's Aggregate Account which is credited with Elective Deferrals, as adjusted for earnings and losses attributable to such contributions.

         (47) Prior Plan. The Hastings Books, Music & Video, Inc. Employees Profit Sharing Plan and Trust, as established effective June 1, 1993.

         (48) Profit Sharing Contribution Account. The portion of a Participant's Aggregate Account which is credited with profit sharing contributions under Section 4.03, as adjusted for earnings and losses attributable to such contributions.

         (49) Qualified Matching Contributions. Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

         (50) Qualified Matching Contributions Account. The portion of a Participant's Aggregate Account which is credited with Qualified Matching Contributions, as adjusted for earnings and losses attributable to such contributions.

         (51) Qualified Non-elective Contributions. Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

         (52) Qualified Non-elective Contributions Account. The portion of a Participant's Aggregate Account which is credited with Qualified Non-elective Contributions, as adjusted for earnings and losses attributable to such contributions.

         (53) Rollover Account. The portion of an Associate's Aggregate Account credited with rollover contributions under Section 4.04, as adjusted for earnings and losses attributable to such contributions.

         (54) Self-Employed Individual. An individual who has earned income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Associate.

         (55) Spouse. The spouse of an Associate who was legally married to the Associate under the laws of the jurisdiction in which the marriage was contracted at the time of the Associate's death or actual retirement date.

         (56) Subsidiary. Any corporation, association, joint venture, proprietorship or partnership that is considered a subsidiary under Section 424(f) of the Code.

         (57) Transfer Account. The portion of a Participant's Aggregate Account credited with funds transferred from qualified plans pursuant to Section 4.05, as adjusted for earnings and losses attributable to such funds.

         (58) Trust Agreement. The agreement entered into between the Plan Sponsor and the Trustee establishing the Trust.

         (59) Trust Fund; Trust; or Fund. The Hastings Entertainment, Inc. Associates' 401(k) Plan and Trust.

         (60) Trustee. The person, persons or entity appointed as Trustee by the Plan Sponsor and any duly appointed, qualified and acting successor trustee which assumes responsibility and liability for the Plan assets under such terms acceptable to the Trustee and upon execution of such document or documents acceptable to the Trustee evidencing acceptance of Plan assets and liabilities by such successor trustee.

         (61) Valuation Date. Each business day of the Plan Year on which the New York Stock Exchange is open for business, and also the last day of the Plan Year, if not such a business day.

         (62) Voluntary Nondeductible Contribution. Contributions made by a Participant on an after-tax basis under the Predecessor Plan. Such contributions are not permitted by the Plan.

         (63) Voluntary Nondeductible Contribution Account. The portion of a Participant's Aggregate Account derived from the Participant's Voluntary Nondeductible Contributions, as adjusted for earnings and losses attributable to such contributions.

         (64) Year of Service. The initial Year of Service is defined as a twelve (12) consecutive month period, measured from the Associate's Employment Commencement Date, during which the Associate completes at least 1,000 Hours of Service. Subsequent Years of Service will be measured by Plan Years beginning with the Plan Year which includes the first anniversary of the Associate's Employment Commencement Date. For purposes of vesting, each Plan Year, including the initial Plan Year of employment, during which the Associate completes 1,000 Hours of Service shall count as a Year of Service.
                 Years of Service with any participating, or nonparticipating Affiliate or Subsidiary shall be treated as Years of Service with the Employer. An Associate who transfers from a participating Employer to another participating Affiliate or Subsidiary shall continue to be covered by this Plan without interruption and shall not be considered to have incurred a termination of service. The Employer shall have the right to credit prior service with other organizations that are not affiliates or subsidiaries as Years of Service under this Plan and such prior service credit shall be given in a nondiscriminatory manner.

                 For an Associate with at least one Hour of Service after October 1, 1996, all of such Associate's Years of Service with the Employer are counted to determine the nonforfeitable percentage in the Associate's Aggregate Account derived from Employer contributions.

2.02 Number and Gender. Whenever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender.

2.03 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

3.01 Eligibility for Participation. Each Associate who is a Participant in the Plan on the Effective Date shall remain a Participant. Each Associate who is an employee of the Employer on the Effective Date but who is not a Participant in the Plan shall become a Participant as of the Effective Date. Each other Associate shall become a Participant in the Plan on the later of (i) his Employment Commencement Date, or
         (ii) the February 1, May 1, August 1, or November 1 immediately following the date on which he attains age twenty-one (21).

         Leased employees (as described in Section 414(n) of the Code), independent contractors, and nonresident aliens who receive no earned income from the Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan.

3.02 Eligibility to Make Elective Deferrals. In order to make Elective Deferrals hereunder, each Associate must make application to the Employer for participation in the Plan and agree to the terms hereof. The Associate shall supply all information, including designation of Beneficiary form, required by the Employer in such manner and at such time as determined by the Employer. Upon the acceptance of any benefits under this Plan, such Associate shall automatically be bound by the terms and conditions of this Plan and all amendments hereto.

3.03 Eligibility Upon Reemployment. If a terminated Associate who was a Participant is reemployed, such Associate shall become a Participant immediately upon reemployment. All other Associates who are reemployed must meet the requirements of Section 3.01.

3.04 Omission of Eligible Associate. If, in any year, any Associate who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution has been made by the Employer for the year, the Employer shall make a subsequent contribution with respect to the omitted associate in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

         Where an Associate has been erroneously omitted from the Plan and discovery of such omission is made during the Plan Year in which such Associate should have become a Participant in the Plan, such Associate shall be allowed to defer an amount which is equal to the amount the Associate would have been allowed to defer if the Associate had been allowed to enter the Plan upon his correct Entry Date, subject to the annual twelve (12) percent limit imposed by Section 4.01 of the Plan. Such deferral shall be made against Compensation not yet earned.

3.05 Inclusion of Ineligible Associate. If, in any year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution by the Employer has been made for the Plan Year, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowed with respect to such contribution. in such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture in the Plan Year in which the discovery is made.

3.06 Election Not to Participate. An Associate may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing, upon commencement of employment or initial eligibility under this Plan or any other plan of the Employer.

                                   ARTICLE IV

                                 CONTRIBUTIONS

4.01 Elective Deferrals. For any Plan Year, each Participant may enter into a salary reduction agreement in which he elects to have allocated to his Pre-Tax Savings Account any whole percentage, not to exceed twelve (12) percent, of the Participant's Compensation.

         (a) All salary reduction agreements shall be made at the time, in the manner and subject to the conditions specified by the Plan Administrator which shall prescribe uniform and nondiscriminatory rules for such agreements.

         (b) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

                 A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

                 Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

                 Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:

                 (i) income or loss allocable to the Participant's Pre-Tax Savings Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

                 (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         (c) A Participant may change (increase, decrease, discontinue or resume) the rate of Elective Deferrals to his Pre-Tax Savings Account once each Plan quarter, to be effective on the first day of the following Plan quarter (February 1, May 1, August 1 or November 1), provided the Plan Administrator receives the amended salary reduction agreement within a specified time prior to the effective date of the change.

         (d) Elective Deferrals shall be paid to the Trustee as soon as such amounts reasonably can be segregated from the general assets of the Employer, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash. Elective Deferrals shall be made in cash.

4.02 Matching Contributions. For any Plan Year, the Employer may make Matching Contributions to the Plan on behalf of all eligible Participants who make Elective Deferrals to the Plan in such amount as its Board of Directors in its sole discretion may authorize. Such Matching Contribution will be calculated as a percentage of Elective Deferrals made during such Plan Year by each eligible Participant, except that the amount of an eligible Participant's Elective Deferrals which exceeds six percent (6%) of such Participant's Compensation for the Plan Year shall not be taken into account when calculating the Matching Contribution. The Employer shall determine in writing at or before the beginning of each Plan Year the percentage of Elective Deferrals which will be contributed as a Matching Contribution for such Plan Year; provided, however, that the Employer may determine that no Matching Contribution shall be made. If the Employer does not change the percentage rate of Elective Deferrals which will be contributed as a Matching Contribution for a Plan Year, then the amount which was determined for the prior Plan Year will remain in effect.

         Matching Contributions shall be made on behalf of those Participants who are credited with a Year of Service during the Plan Year and are employed on the last day of the Plan Year. A Participant whose employment is terminated before the end of a Plan Year, but after he has completed 1,000 Hours of Service for the Plan Year, shall not share in Matching Contributions for the Plan Year unless by the terminated Participants not sharing in Matching Contributions for the Plan Year, the Plan would fail to meet the coverage requirements of Code Section 410(b)(1) for the Plan Year, in which case members of the group of terminated Participants shall share in Matching Contributions for the Plan Year as follows: the minimum number required to meet the coverage tests under Code Section 410(b)(1) based on their number of Hours of Service credited during the Plan Year, ranked in descending order. If more than one individual receives credit for the lowest number of Hours of Service for which any individual must be covered in order to meet the coverage tests (pursuant to the sentence above), then all individuals receiving credit for exactly that number of Hours of Service shall share in the allocation of Matching Contributions. Notwithstanding the preceding sentences, a Participant who terminated employment with the Employer during the Plan Year because of death, Disability or retirement is entitled to a Matching Contribution regardless of the number of Hours of Service completed by the Participant in such Plan Year.

         Matching Contributions shall be made no later than the date prescribed by law for filing the Employer's Federal income tax return, including extensions, for the taxable year in which the Plan Year ends.
         Matching Contributions shall be made in cash or in other such property acceptable to the Trustee.

4.03 Profit Sharing Contributions. For any Plan Year, the Employer may make a profit sharing contribution on behalf of each Participant who is credited with a Year of Service during the Plan

         Year and is employed on the last day of the Plan Year. A Participant whose employment is terminated before the end of a Plan Year, but after he has completed 1,000 Hours of Service for the Plan Year, shall not share in profit sharing contributions for the Plan Year unless by the terminated Participants not sharing in profit sharing contributions for the Plan Year, the Plan would fail to meet the coverage requirements of Code Section 410(b)(1) for the Plan Year, in which case members of the group of terminated Participants shall share in profit sharing contributions for the Plan Year as follows: the minimum number required to meet the coverage tests under Code Section 410(b)(1) based on their number of Hours of Service credited during the Plan Year, ranked in descending order. If more than one individual receives credit for the lowest number of hours of Service for which any individual must be covered in order to meet the coverage tests (pursuant to the sentence above), then all individuals receiving credit for exactly that number of Hours of Service shall share in the allocation of profit sharing contributions. Notwithstanding the preceding sentences, a Participant who terminated employment with the Employer during the Plan Year because of death, Disability or retirement is entitled to a profit sharing contribution regardless of the number of Hours of Service completed by the Participant in such Plan Year. The amount of the profit sharing contribution shall be determined by the Employer each Plan Year.

         (a) Profit sharing contributions shall be credited to the Participant's Profit Sharing Contribution Account in the same proportion that the Participant's Compensation bears to the total Compensation of all Participants. Compensation shall be measured from the date the Associate became a Participant in the Plan.

         (b) Profit sharing contributions shall be made no later than the date prescribed by law for filing the Employer's federal income tax return, including extensions, for the taxable year within which the Plan Year ends. Profit sharing contributions shall be made in cash or in other such property acceptable to the Trustee.

4.04 Rollover Contributions. The Trustee, at the written discretion of the Plan Administrator, may accept and hold for the account of a Participant "rollover amounts," as described in either Section 402(a)(5)(A) or 408(d)(3)(A)(ii) of the Code. The funds of assets rolled over shall be allocated to the Associate's Rollover Account. The Associate does not have to be a Participant in the Plan before the Trustee can allow assets to be rolled over to the Plan.

         (a) The Plan Administrator shall develop rollover procedures, and may require such information from an Associate desiring to make such a rollover as it deems necessary or desirable.

         (b) The rollover of assets must occur on or before the 60th day following the Associate's receipt of the distribution from the other qualified plan, individual retirement account or individual retirement annuity.

         (c) The amount transferred is subject to the maximum rollover provision of Section 402(c)(2) of the Code.

4.05 Transfer Contributions. The Trustee, at the written direction of the Plan Administrator, may accept and hold for the Transfer Account of a Participant amounts representing the Participant's vested interest transferred to the Trust by the trustee of another retirement plan qualified under Section 401(a) of the Code. The assets transferred shall be allocated to the Associate's Transfer Account. The Associate does not have to be a Participant in the Plan before the Trustee can allow assets to be transferred to the Plan.

         This Plan shall not accept any direct or indirect transfers (as that term is defined under Code Section 401(a)(11) and the regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

4.06 Qualified Matching Contributions. The Employer may make Qualified Matching Contributions to the Plan on behalf of all Participants who are Non-Highly Compensated Employees who make Elective Deferrals to the Plan. The Qualified Matching Contributions shall be allocated to all Participants eligible to receive a Qualified Matching Contribution in the same proportion that the Participant's Compensation bears to the total Compensation of all Participants who are Non-Highly Compensated Employees eligible to receive a Qualified Matching Contribution.

         Qualified Matching Contributions shall be made on behalf of those Non-Highly Compensated Participants who are credited with a Year of Service during the Plan Year and who are employed on the last day of the Plan Year. Notwithstanding the preceding sentence, Non-Highly Compensated Participants who terminated employment with the Employer during the Plan Year because of death, Disability or retirement are entitled to a Qualified Matching Contribution.

         Qualified Matching Contributions shall be made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. Qualified Matching Contributions shall be made in cash or in other such property acceptable to the Trustee.

4.07 Qualified Non-elective Contributions. The Employer may elect to make Qualified Non-elective Contributions under the Plan on behalf of all Participants who are Non-Highly Compensated Employees in a ratio which each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non- Highly Compensated Participants for such Plan Year.

         (a) Qualified Non-elective Contributions shall be made on behalf of those Non-Highly Compensated Participants who are credited with a Year of Service during the Plan Year and who are employed on the last day of the Plan Year. Notwithstanding the preceding sentence, Non-Highly Compensated Participants who terminated employment with the Employer during the Plan Year because of death, Disability or retirement are entitled to a Qualified Non-elective Contribution.

         (b) Qualified Non-elective Contributions shall be made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. Qualified Non-elective Contributions shall be made in cash or in other such property acceptable to the Trustee.

         4.08 Actual Deferral Percentage Test. The Actual Deferral Percentage (ADP) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

         (c) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in
                 Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching, Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

         (d) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Associates as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         (e) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate associates in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (f) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

         (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching
                 Contributions, or both, used in such test.

         (h) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (i) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Associates. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

                 Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

                 Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:

                 (i) income or loss allocable to the Participant's Pre-Tax Savings Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and

                 (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                 Excess Contributions shall be distributed from the Participant's Pre-Tax Savings Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contributions Account only to the extent that such Excess Contributions exceed the balance in the Participant's Pre-Tax Savings Account and Qualified Matching Contribution Account.

4.09 Limitations on Matching Contributions. The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

         (c) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non- Highly Compensated Employees.

         (d) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his accounts under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

         (e) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Associates as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (f) For purposes of determining the Contribution Percentage of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate associates in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

         (g) For purposes of determining the Contribution Percentage test, Matching Contributions and Qualified Non- elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

         (h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching
                 Contributions, or both, used in such test.

         (i) The determination and treatment of the Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (j) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of such Associates. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Matching Contributions (or amounts treated as Matching, Contributions) of each family member that is combined to determine the combined ACP.

                 Excess Aggregate Contributions shall be treated as annual additions under the Plan.

                 Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of:

                 (i) income or loss allocable to the Participant's Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution Account and Pre-Tax Savings Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and

                 (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         (k) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions for the Plan Year in which the excess arose. To the extent the excess exceeds Employer contributions or the Employer has already contributed for such Plan Year, forfeitures shall be allocated, after all other forfeitures under the Plan, to the Matching Contribution Account of each Non-Highly Compensated Employee who made Elective Deferrals in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

         (l) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Matching Contribution Account and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Pre-Tax Savings Account, or both).

4.10     Annual Additions.

         (a) Definitions. For purposes of this Section 4.10, the following deletions and rules of interpretation shall apply:

                 (1) "Annual Additions" to a Participant's Aggregate Account under this Plan is the sum, credited to a Participant's Aggregate Account for any Limitation Year, of all Employer contributions, Associate contributions and forfeitures, and, after March 31, 1984, amounts added to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a defined benefit plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a Key

                          Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in
                          Section 419(e) of the Code) maintained by the Employer.

                 (2)      "Annual Benefit":

                          (A) A benefit which is payable annually in the form of a straight life annuity under a defined benefit plan. Such benefit does not include any benefits attributable to either Associate contributions or rollover account contributions. If a defined benefit plan provides for a benefit which is not payable in the form of a straight life annuity, the benefit is adjusted in accordance with
                                  Section 4.10(a)(2)(E) below.

                          (B) Where a defined benefit plan provides for mandatory Associate contributions (as defined in Code Section 411(c)(2)(C)), the annual benefit attributable to mandatory contributions is determined by using the factors described in Code Section 411(c)(2)(B) and the regulations thereunder, regardless of whether Code Section 411 applies to that plan. However, the mandatory Associate contributions and any voluntary Associate contributions are all considered a separate defined contribution plan maintained by the Employer.

                          (C) If rollover account contributions are made to a defined benefit plan, the annual benefit attributable to these contributions is determined on the basis of reasonable actuarial assumptions.

                          (D) When there is a transfer of assets or liabilities from one qualified plan to another, the annual benefit attributable to the assets transferred shall not be taken into account by the transferee plan in applying the limitations of Code Section 415. The annual benefit payable on account of the transfer for any individual that is attributable to the assets transferred will be equal to the annual benefit transferred on behalf of such individual multiplied by a fraction, the numerator of which is the total assets transferred and the denominator of which is the total liabilities transferred.

                          (E) Where a defined benefit plan subject to the limitations of Code Section 415(b) provides a retirement benefit in any form other than a straight life annuity, a defined benefit plan benefit is adjusted to a straight life annuity beginning at the same age which is the actuarial equivalent of such benefit in accordance with rules determined by the Commissioner of Internal Revenue. However, the following values are not taken into account:

                                  (i)      the value of a qualified joint and
                                           survivor annuity (as defined in Code
                                           Section 417(a)(3)(A) and the
                                           regulations thereunder)
                                           provided by a defined benefit plan to
                                           the extent that such value exceeds
                                           the sum of (a) the value of a
                                           straight life annuity beginning on
                                           the same date, and (b) the value of
                                           any post-retirement death benefits
                                           which would be payable even if the
                                           annuity were not in the form of a
                                           joint and survivor annuity;

                                  (ii)     the value of benefits that are not
                                           directly related to retirement
                                           benefits (such as pre-retirement
                                           disability and death benefits and
                                           post-retirement medical benefits);

                                  (iii)    the value of benefits provided by a
                                           defined benefit plan which reflect
                                           post- retirement cost-of-living
                                           increases to the extent that such
                                           increases are in accordance with
                                           Code Section 415(d) and the
                                           regulations thereunder.

                          (F) Where a defined benefit plan provides a retirement plan benefit beginning before the Social Security retirement age, a defined benefit plan benefit is adjusted to the actuarial equivalent of a benefit beginning at the Social Security retirement age in accordance with rules determined by the Commissioner. The reduction under this provision shall be made in such manner as the Commissioner may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security retirement age under the Social Security Act.

                          (G) Where a Participant has less than ten (10) years of participation in a defined benefit plan with the Employer at the time the Participant begins to receive retirement benefits under a defined benefit plan, the benefit limitations described in Code Section 415(b)(1) and (4) are to be reduced by multiplying the otherwise applicable limitation by a fraction:

                                  (i) the numerator of which is the number of Years of Service with the Employer as of, and including, the Current Limitation Year, and

                                  (ii)     the denominator of which is ten
                                           (10).

                          (H) If the retirement benefit under a defined benefit plan begins after the Social Security retirement age, the determination as to whether the Maximum Permissible Defined Benefit Amount limitation has been satisfied shall be made, in accordance with regulations prescribed by the Commissioner, by adjusting such benefit so that it is equivalent to such a benefit beginning at the Social Security retirement age.

                          (I) The annual benefit to which a Participant is entitled at any time under all defined benefit plans maintained by the Employer shall not, during the Limitation Year, exceed the Maximum Permissible Defined Benefit Amount.

                 (3) "Employer" - Hastings Entertainment, Inc. and any Affiliate or Subsidiary who adopts the Plan.

                 (4)      "Compensation" with respect to the Limitation Year:

                          (A) Includes amounts accrued to a Participant (regardless of whether he was such during the entire Limitation Year):

                                  (i)      as wages, salaries, fees for
                                           professional services, and other
                                           amounts received for personal
                                           services actually rendered in the
                                           course of employment with the
                                           Employer including but not limited
                                           to commissions, compensation for
                                           services on the basis of a
                                           percentage of profits and bonuses;

                                  (ii)     for purposes of (i) above, earned
                                           income from sources outside the
                                           United States (as defined in Code
                                           Section 911(b)), whether or not
                                           excludable from gross income under
                                           Code Section 911;

                                  (iii)    amounts described in Code Sections
                                           104(a)(3), 105(a) and 105(h), but
                                           only to the extent that these
                                           amounts are includible in the gross
                                           income of the Participant;

                                  (iv)     amounts paid or reimbursed by the
                                           Employer for moving expenses
                                           incurred by the Participant, but
                                           only to the extent that these
                                           amounts are not deductible by the
                                           Participant under Code Section 217.

                          (B)     Does not include:

                                  (i)      notwithstanding (a)(4)(A)(i) of this
                                           Section 4.10, there shall be
                                           excluded from Compensation amounts
                                           contributed to this Plan as Elective
                                           Deferrals;

                                  (ii)     other contributions made by the
                                           Employer to a plan of deferred
                                           compensation to the extent that,
                                           before the application of the Code
                                           Section 415 limitations to that
                                           plan, the contributions are not
                                           includible in the gross income of
                                           the Participant for the taxable year
                                           in which contributed.  In addition,
                                           Employer contributions made on
                                           behalf of a participant to a
                                           simplified employee pension
                                           described in Code Section 408(k) are
                                           not considered as Compensation for
                                           the taxable year in which
                                           contributed to the extent such
                                           contributions are excludable by the
                                           Participant from gross income under
                                           Code Section 408(k)(6).
                                           Additionally, any distributions from
                                           a plan of deferred compensation are
                                           not considered as Compensation,
                                           regardless of
                                           whether such amounts are includible
                                           in the gross income of the
                                           Participant when distributed.
                                           However, any amounts received by a
                                           Participant pursuant to an unfunded
                                           nonqualified plan shall be considered
                                           as Compensation in the year such
                                           amounts are includible in the gross
                                           income of the Participant;

                                  (iii)    Amounts realized from the exercise
                                           of a non-qualified stock option, or
                                           when restricted stock (or property)
                                           held by an associate either becomes
                                           freely transferable or is no longer
                                           subject to a substantial risk of
                                           forfeiture (pursuant to Code Section
                                           83 and regulations thereunder).

                 (5)      "Limitation Year" - the Plan Year.

                 (6) "Maximum Permissible Defined Benefit Amount" - for a Limitation Year the maximum permissible defined benefit amount with respect to any Participant shall be the lesser of the amounts determined under paragraphs (A) and (B) below, subject to the rules of paragraphs (C), (D) and (E) below, where:

                          (A)     is $90,000, and

                          (B) is 100 percent of the Participant's average Compensation for his high three consecutive Years of Service.

                          (C) As of January 1 of each calendar year commencing with the calendar year 1988, the dollar limitation set forth in paragraph (A) above shall be adjusted automatically to equal the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year under Code Section 415(d)(1)(A). This adjusted dollar limitation applies for the Limitation Year ending with the calendar year. It is applicable to associates who are participants of the defined benefit plan and to associates who have retired or otherwise terminated their service under a defined benefit plan with a nonforfeitable right to accrued benefits, regardless of whether they have actually begun to receive such benefits. The annual benefit payable to a terminated Participant which is otherwise limited by the dollar limitation shall be increased to take into account the adjustment of the dollar limitation.

                          (D)     With regard to Participants who have
                                  separated from service with a nonforfeitable right to accrued benefits, the Compensation limitation described in paragraph (B) above applicable to Limitation Years commencing on or after January 1, 1976, shall be adjusted annually to take into account increases in the cost of living. For any Limitation Year beginning after the separation occurs, the adjustment of the Compensation limitation is made as specified in regulations and rules prescribed by the

                                  Commissioner. In the case of a Participant who separated from service prior to January 1, 1976, the cost-of-living adjustment of the Compensation limitation under this paragraph for all Limitation Years prior to January 1, 1976, is to be determined as provided by the Commissioner.

                          (E)     Anything herein to the contrary
                                  notwithstanding, the Maximum Permissible
                                  Defined Benefit Amount for any Associate who was a participant of a defined benefit plan before January 1, 1983, shall in no case be less than the "current accrued benefit" of such Associate as of the close of the last Limitation Year beginning before January 1, 1983, as such term is defined in Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA").

                 (7) "Maximum Permissible Defined Contribution Amount" - for a Limitation Year the maximum permissible defined contribution amount with respect to any Participant shall be the lesser of:

                          (A) $30,000, adjusted automatically as of January 1 of each calendar Year commencing with the calendar year 1988, to equal the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year under Code Section 415(d)(1)(A) (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)), or

                          (B) 25 percent of the Participant's Compensation for the Limitation Year.

                 (8) "Projected Annual Benefit" - the annual benefit to which a Participant would be entitled under a defined benefit plan on the assumption that he or she continues employment until the Normal Retirement Age (or current age, if that is later) thereunder, that his or her compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

          (b) For purpose of applying the limitations of Code Sections 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined benefit plan and all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as part of this Plan.

                 (1) Annual Addition Limits. The amount of the Annual Addition which may be credited under this Plan to any Participant's Aggregate Account as of any allocation date shall not exceed the Maximum Permissible Defined Contribution Amount (based upon his Compensation up to such allocation date) reduced by the sum of any credits of

                          Annual Additions made to the Participant's Aggregate Account under all defined contribution plans as of any preceding allocation date within the Limitation Year. If an allocation date of this Plan coincides with an allocation date of any other qualified defined contribution plan maintained by the Employer, the amount of the Annual Additions which may be credited under this Plan to any Participant's Aggregate Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Section 4.10 multiplied by the lesser of one (1) or a fraction, the numerator of which is the amount described in this subsection (b)(1) of Section 4.10 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all defined contribution plans without regard to this Section 4.10. If contributions to this Plan on behalf of a Participant are to be reduced as a result of this Section 4.10, such reduction shall be effected by first reducing the amount of Participant profit sharing contributions. If, as a result of a reasonable error in estimating a Participant's Compensation or under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in Section 1.415-6(b)(6) of the Income Tax Regulations, allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amount shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

                          (A) The excess amount in the Participant's profit sharing contributions shall be used to reduce contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section
                                  415) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in
                                  (b)(1), excess amounts may not be distributed to Participants or Former Participants.

                          (B) In the event of termination of the Plan, the suspense account described in (A) above shall revert to the Employer to the extent it may not then be allocated to any Participant's Aggregate Account.

                          (C)     Notwithstanding any other provisions in this
                                  Section 4.10, the Employer shall not
                                  contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contributions were an allocation date.

                          (D) Alternatively, the Plan Administrator may elect to follow the procedure described below in lieu of the procedure described in subparagraphs (A), (B)and (C) above. A Participant's Elective Deferrals made under
                                  Section 4.01 may be distributed to the extent that the distribution would reduce the excess amounts in the Participant's Account. These excess amounts to be distributed shall be adjusted for income or loss, provided such method is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' accounts.

                 (2) Overall Limit. For any Participant of this Plan who at any time participated in a defined benefit plan of the Employer, the rate of benefit accrual by such Participant in each defined benefit plan in which the Participant participates during the Limitation Year will be reduced to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Limitation Year, from exceeding 1.0:

                                  Project Annual Benefit of the Participant under all defined benefit plans divided by

                                  The lesser of (1) the product of 1.25
                                  multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Limitation Year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such Participant for such Limitation Year plus

                                  The sum of Annual Additions to such
                                  Participant's Aggregate Account under all defined contribution plans in such Limitation Year and for all prior Limitation Years divided by

                                  The sum of the lesser of the following
                                  amounts determined for such Limitation Year and for each prior year of service with the
                                  Employer: (1) the product of 1.25 multiplied by the dollar limitation in effect under Code
                                  Section 415(c)(1)(A) for such Limitation
                                  Year, or (2) the product of 1.4 multiplied by 25 percent of the Participant's Compensation for such Limitation Year.

                                   ARTICLE V

                      ALLOCATION TO PARTICIPANTS' ACCOUNTS


5.01 Individual Accounts. The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. Each Participant and Former Participant may have a Pre-Tax Savings Account, a Voluntary Nondeductible Contribution Account, a Matching Contribution Account, a Profit Sharing Contribution Account, a Qualified Non-elective Contribution Account, a Qualified Matching Contribution Account, a Rollover Account and a Transfer Account. The maintenance of individual accounts is only for accounting purposes.

5.02 Valuation of the Trust Fund. The Trustee shall value the assets of the Trust Fund on each Valuation Date. In making such valuation, the Trustee shall take into account earnings or losses of the Trust Fund, net of reasonable expenses, and capital appreciation or depreciation in such assets whether or not realized. The method of valuation shall be determined by the Trustee and shall be followed with reasonable consistency from Valuation Date to Valuation Date.

5.03 Priority of Allocations to Accounts. As of each Valuation Date, the account balances of Participants and Former Participants shall be adjusted to reflect adjustments in the value of the Trust Fund, to reflect payments of benefits and to reflect transfers of benefits to or for the benefit of any Participant or Former Participant.

         The following procedures shall apply when adjusting the account balances of Participants and Former Participants:

         (a) First, charge to the proper Accounts all payments, distributions and forfeitures made since the last Valuation Date; and

         (b) Next, credit the total Elective Deferrals, principal and interest loan repayments, rollover contributions and transfer contributions made since the last Valuation Date to the proper Participant's Account; and

         (c) Next, allocate the net gain or loss (as defined below) in each investment fund to all Participants and Former Participants, according to the then credit balance in their Accounts in that investment fund after the adjustments made in (a) and (b) above; and

         (d) Finally, if the Valuation Date corresponds to the Plan Year end, credit to the Account of each Participant and Former Participant who is eligible to share in Matching, Profit Sharing, Qualified Non- elective, and Qualified Matching Contributions, any such contributions made for the Plan Year.

         For those accounts which are unitized, dividend income shall be allocated in proportion to the units on which such dividend was earned, except that any distributions or withdrawals paid since the date the dividend was earned shall first be subtracted.

         The "net gain or loss" of an investment fund to be allocated as of any Valuation Date means the amount equal to the sum of all interest income, dividend income, realized gains or losses and unrealized gains or losses credited or accrued to that fund since the previous Valuation Date, less an amount equal to any Net Expense (as defined in Section 5.04) incurred for that fund since the previous Valuation Date.

5.04 Net Expense. Any investment expense attributable to a particular investment fund shall be charged to that fund. Any other expenses of the Plan shall be charged on a pro rata basis to all investment funds maintained under this Plan if not paid by the Employer.

5.05 Participant Direction of Investments. A Participant may elect to have one percent (1%), or any multiple thereof up to one hundred percent (100%), of such Participant's Aggregate Account invested in any investment fund established hereunder. Such election shall apply to the existing Aggregate Account balance and future contributions made by or on behalf of such Participant. To the extent a Participant fails to direct the investment of all or any portion of his Aggregate Account and future contributions, they shall be invested in the investment fund or funds selected by the Trustee. Upon a Participant's termination of employment or cessation of participation for any reason, such Participant (or Beneficiary, in the case of the Participant's death) shall continue to have the right to direct the investment of his Aggregate Account until such time as he receives a distribution hereunder.

         A Participant may change his designation of the manner for investment of his Aggregate Account to any other manner permitted under this Section, provided that (i) the change must be made on a form prescribed by the Committee, or, if a telephone voice response system is available, the change may be made by using the telephone voice response system, (ii) the change shall become effective no later than the business day next following (a) the date the change is received by the Trustee, in the case of a written change, or (b) the date the change is made using the telephone voice response system, and (iii) the change shall be applicable to the Participant's existing Aggregate Account and to contributions made after the application for change shall have become effective. In order to comply with applicable federal or state securities laws, the Committee may establish such rules with respect to the change of investment designation by Participants as it shall deem necessary or advisable to prevent possible violations of such laws.

                                   ARTICLE VI

                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.01 Vesting of Accounts. Participants shall vest in their Accounts in accordance with the following:

         (a) Participants who retire on or after attaining Normal Retirement Age or Early Retirement Age or who terminate employment because of Disability or death shall be 100 percent vested in their Aggregate Account as of the date of such event. A Participant's Accounts shall be distributed in accordance with the applicable sections of this Article VI.

         (b) Participants who terminate employment with the Employer before their Normal Retirement Date or for any other reason other than death, Disability, or attainment of Early Retirement Age shall have the vested portion of their Accounts as of the date of termination of employment determined in the following manner. They shall be:

                 (1) 100 percent vested in their Pre-Tax Savings Account, their Voluntary Nondeductible Contribution Account, their Qualified Non-elective Contribution Account, their Qualified Matching Contribution Account, their Rollover Account and their Transfer Account; and

                 (2) vested in a certain percentage of their Matching Contribution Account and their Profit Sharing Contribution Account, determined in accordance with the following schedule (for Participants credited with at least one Hour of Service on or after October 1, 1996):

                                  Years of Service                  Vested Percentage
                                  ----------------                  -----------------
                                  Less than 2                                  0%
                                  2 but less than 3                           25%
                                  3 but less than 4                           50%
                                  4 but less than 5                           75%
                                  5 or more years                            100%

                 Participants who are not credited with an Hour of Service on or after October 1, 1996 will be subject to the vesting schedule of the Prior Plan.

                 The vested portion of a Participant's Accounts as determined above shall be distributed in accordance with the applicable Sections of this Article VI.

         (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                 (1)      the adoption date of the amendment,

                 (2)      the effective date of the amendment, or

                 (3) the date the Participant receives written notice of the amendment from the Employer or Plan
                          Administrator.

6.02 Forfeitures. Any portion of the final balance in the Participant's Account upon the Participant's termination of employment for reasons other than death, Disability or retirement which is not vested will be forfeited. A forfeiture of the Participant's nonvested Account shall take place upon the earlier of the occurrence of five (5) consecutive one-year Breaks-in-Service or the distribution of his entire vested account balance upon his termination of employment. Forfeitures shall first be used to reinstate previously forfeited account balances of rehired Former Participants who are entitled to reinstatement pursuant to Section 7.02 of the Plan. Remaining forfeitures shall first be used to reduce the Employer's matching contributions for the Plan Year, and then, to the extent there are still remaining forfeitures, to reduce the Employer's profit sharing contributions for the Plan Year. If a Participant is not vested to any extent, he shall be deemed to have received a distribution of his entire account balance upon his termination of employment.

6.03     Timing of Distributions.

         (a) If the amount of the Participant's total distribution is $3,500 or less, the Account shall be immediately distributed in a single lump sum payment without the consent of the Participant, or in the case of the death of the Participant, his Beneficiary.

                 If the amount of the Participant's total distribution exceeds $3,500, the Participant must consent before an immediate distribution may be made. The Participant's Aggregate Account is immediately distributable if any part of the benefit may be distributed to the Participant before the later of Normal Retirement Age or age 62. If the Participant, or his Beneficiary in the case of death, does not consent to immediate payment, the distribution will be deferred until the Valuation Date coinciding with or next following the day the Participant reaches age 65 (or, in the case of a Beneficiary receiving the distribution, the date the Participant would have reached age 65 had he lived). A Former Participant or Beneficiary who has not consented to an immediate distribution may consent to such distribution on any subsequent Valuation Date.

                 If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                 (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                 (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         (b) Account balances shall be distributed to Former Participants or Beneficiaries no later than ninety (90) days following the Valuation Date coincident with or next following the Participant's date of termination of employment.

         (c) Payment of a Participant's or Former Participant's benefits, unless the Participant or Former Participant otherwise elects, will begin not later than the 60th day after the latest of the close of the Plan Year in which:

                 (1)      The date on which the Participant attains age 65;

                 (2) Occurs the 10th anniversary of the year in which the Participant commenced Participation; or

                 (3) The Participant terminates his service with the Employer.

         (d) All distributions required under this Section 6.03(d) shall be determined and made in accordance with the proposed Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed Regulations and will take precedence over any inconsistent provisions of this Plan.

                 For Plan Years beginning after December 31, 1988, distributions to all Participants or Former Participants who attain age 70 1/2 on or after January 1, 1988 must commence no later than the first day of April following the calendar year in which the individual attains age 70 1/2. For those Participants or Former Participants who attain age 70 1/2 before January 1, 1988, and who are not five percent owners (as defined in Section 416(i) of the Code), distributions must commence no later than the later of the first day of April following the calendar year in which the individual attains age 70 1/2 or retires. Distributions which commenced prior to January 1, 1989 under the provisions of Code Section 401(a)(9) and the regulations thereunder as then in effect, shall continue unchanged.

                 As of the first distribution calendar year, distributions, if not made in a form pursuant to Section 6.04, may only be made over one of the following periods (or a combination thereof):

                 (1)      The life of the Participant;

                 (2) The life of the Participant and a designated beneficiary;

                 (3) A period certain not extending beyond the life expectancy of the Participant; or

                 (4) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

         (e) Notwithstanding any provision in this Plan to the contrary, if a Former Participant's benefits have commenced and the Former Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used prior to the Former Participant's death.

         (f) If a Participant dies before his distributions have commenced, such Participant's entire interest will be distributed within five years after his death. The preceding sentence shall not apply if:

                 (1) any portion of a Participant's benefit is payable to (or for the benefit of) any individual designated (or if the applicable law permits, deemed designated) as a Beneficiary by the Participant and such portion will be distributed over a period not extending beyond the life expectancy of such Beneficiary and such distribution begins not later than one year after the date of the Participant's death (or such later date as is prescribed by regulations); or

                 (2) if the designated Beneficiary is the Participant's surviving Spouse, then Section 6.03(e) of the Plan shall apply, except that the distribution need only begin on the date on which the Participant would have attained age 70 1/2 (rather than one year after the date of the Participant's death); provided, however, if the surviving Spouse then dies before payments are required to begin, then the entire interest must be distributed with five years of the surviving Spouse's death.

         (g) Pursuant to Section 401(a)(9)(D) of the Code, the Participant, Former Participant or his Spouse, in the case of a distribution pursuant to Sections 401(a)(9)(B)(iii) and (iv) of the Code, may elect to have his life expectancy and the life expectancy of his designated beneficiary recalculated each year in order to determine the minimum distribution requirements for each year. The election must be made no later than the time the first distribution is required under
                 Section 401(a)(9) of the Code.

                 The election by the Participant, Former Participant or his Spouse shall be irrevocable as of the date of the first required distribution under Section 401(a)(9) of the Code. Prior to such date the Participant, Former Participant or his Spouse may change the election.

         (h) Notwithstanding anything to the contrary, the surviving Spouse of the Participant can direct the commencement of benefits within a reasonable time after the death of the Participant.

6.04 Form of Payment. Benefits from the Participant's or Former Participant's vested Account shall be paid, to a Participant or Former Participant who does not die before the annuity starting date, in one of the optional forms explained below:

         (a)     Lump sum payment; or

         (b) Equal installments over a fixed period of time in which the Former Participant will receive equal payments in monthly, quarterly, semi-annual or annual installments for any period of time not exceeding the life expectancy of the Former Participant, or the joint life expectancy of the Former Participant and his designated Beneficiary.

6.05 Designation of Beneficiary. Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's or Former Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. In the event a married Participant or Former Participant designates a Beneficiary other than his Spouse, his Spouse must consent to such designation in writing, witnessed by a notary public or the Plan Administrator. This consent must be on file with the Plan Administrator before the Beneficiary designation can be honored. A spousal consent filed with the Plan Administrator shall be applicable only with respect to the Spouse who has signed such form.

         If a married Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant or Former Participant dies before him or before complete distribution of the Participant's or Former Participant's benefits, the Plan Administrator in its discretion, may direct the Trustee to distribute such Participant's or Former Participant's benefits (or the balance thereof) to:

         (a)     The surviving Spouse of the Participant or Former Participant;

         (b) The Participant's lineal descendants, in equal parts, per stirpes; or

         (c) The estate of the last to die of such Participant or Former Participant and his Beneficiary or Beneficiaries.

6.06 Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor Beneficiary, or to the custodian for such minor Beneficiary under the Uniform Gifts to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which such Beneficiary resides, such payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.07 Location of Participant, Former Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or Former Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remains unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant, Former Participant or his Beneficiary, the amount so distributable shall be reallocated in the same manner as a forfeiture pursuant to this agreement. In the event a Participant, Former Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.08 Limitations on Benefits and Distributions. All rights and benefits, including, elections, provided to a Participant or Former Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p).

                                  ARTICLE VII

                              FORMER PARTICIPANTS


7.01 Participation by Former Participant. An Associate who is a Former Participant and who is rehired by the Employer shall be eligible to participate in the Plan immediately upon his rehire.

7.02 Reinstatement of Account. If any Former Participant is reemployed before he receives a distribution of the vested portion of his Account, the Former Participant shall continue to participate in the Plan in the same manner as if such termination of employment had not occurred.

         If any Former Participant shall be reemployed by the Employer before five consecutive one-year Breaks-in- Service, and such Former Participant had received a distribution of his entire vested interest prior to his reemployment, that portion of his Account that was forfeited shall be reinstated to the amount on the date of distribution if the Associate repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of five years after the first date on which the Former Participant is subsequently reemployed by the Employer, or the date the Former Participant incurs five consecutive one-year Breaks-in-Service following the date of the distribution. If an Associate is deemed to receive a distribution pursuant to Section 6.02 of the Plan, and the Associate resumes employment covered under this Plan before the date the Former Participant incurs five consecutive one-year Breaks-in-Service, upon the reemployment of such Associate, the Employer-derived account balance of the Associate will be restored to the amount on the date of such deemed distribution.

         The full amount of his Matching Contribution Account and Profit Sharing Contribution Account which was forfeited shall be reinstated to his Matching Contribution Account and Profit Sharing Contribution Account, respectively, and thereafter, at any subsequent date, the vested balance in his Matching Contribution Account and Profit Sharing Contribution Account will be determined in accordance with the following formula:

                 Vested Balance = [VP (AB + PW)] - PW

                                  where

                 VP = Current Vested Percent
                 AB = Current Account Balance (including restored forfeitures) PW = Prior Withdrawal or distribution

7.03 Separate Account Balances. If a Former Participant is reemployed after five consecutive one-year Breaks-in- Service, then separate Accounts will be maintained as follows:

         (a) One Account for nonforfeitable benefits attributable to pre-break service; and

         (b) One Account representing his status in the Plan attributable to post-break service.

7.04 Years of Service. If any Former Participant is reemployed after a one-year Break-in-Service has occurred, Years of Service shall include Years of Service prior to his one-year Break-in-Service subject to the following rules:

         (a) A Former Participant's pre-break and post-break service shall be used for computing Years of Service for vesting purposes only after the Former Participant has completed one Year of Service following his date of reemployment with the Employer.

         (b) The vested account balance attributable to post-break service of a Former Participant who did not have a nonforfeitable interest in any portion of his Account attributable to contributions made by the Employer shall not be increased as a result of pre-break service if his consecutive one-year Breaks-in- Service equal or exceed the greater of five or the aggregate number of his pre-break Years of Service.

         (c) A Former Participant who had a nonforfeitable right to a portion of his Account attributable to contributions made by the Employer shall have pre-break and post-break Years of Service taken into account in determining his vested account balance.

         (d) A Former Participant's vested account balance attributable to pre-break service shall not be increased as a result of post-break service after five consecutive one-year Breaks-in-Service.

                                  ARTICLE VIII

                                  WITHDRAWALS


8.01 In-service Withdrawals. Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's, Beneficiary's or Beneficiaries' election, earlier than upon separation from service, death or Disability. Such amounts may also be distributed upon:

         (a) Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Code Section 408(k).

         (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after disposition, but only with respect to Associates who continue employment with the corporation acquiring such assets.

         (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Associates who continue employment with such subsidiary.

         (d)     The attainment of age 59 1/2.

         (e)     The hardship of the Participant as described in Section 8.02.

         Such withdrawals shall be paid in a single lump sum and shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder.

8.02 Hardship Withdrawals. Upon the application of any Participant who is an Associate, the Plan Administrator, in accordance with a uniform nondiscriminatory policy, shall at any time permit such Participant to withdraw all or any portion of the amounts in the Participant's Pre-Tax Savings Account, if the withdrawal is in light of an immediate and heavy financial need of the Associate and is necessary to satisfy such financial need. However, any withdrawal under this Section 8.02 may not include earnings credited to a Participant's Pre-Tax Savings Account after December 31, 1988. The amount of the withdrawal shall not exceed the amount required to meet the financial need.

         (a) The determination of whether an Associate has an immediate and heavy financial need shall be based on all relevant facts and circumstances pursuant to Treasury Regulation Section 1.401(k)-l(d)(2). The Plan Administrator will require application for such hardship, review such application and shall request any additional information necessary to verify existence of such hardship. The Plan Administrator shall make determination in a nondiscriminatory manner based upon objective criteria applied on a uniform and nondiscriminatory basis.

         (b) A distribution will be deemed to be made on account of an immediate and heavy financial need of the Associate if the distribution is on account of:

                 (1) Expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Associate, the Associate's Spouse or any dependents of the Associate (as defined in Section 152 of the Code);

                 (2) The purchase (excluding mortgage payments) of a principal residence for the Associate;

                 (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Associate, the Associate's Spouse, children or dependents (as defined in Section 152 of the Code);

                 (4) The need to prevent the eviction of the Associate from, or a foreclosure on the mortgage of, the Associate's principal residence; or

                 (5) Any such extraordinary financial hardship as shall be identified by the Commissioner of Internal Revenue.

         (c) The determination as to whether the distribution is necessary to satisfy a financial need shall be based on all the relevant facts and circumstances including the Associate's representation that the need cannot be relieved:

                 (1) Through reimbursement or compensation by insurance or otherwise;

                 (2) By reasonable liquidation of the Associate's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                 (3)      By cessation of Elective Deferrals to the Plan; or

                 (4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         (d) A distribution shall be deemed to satisfy an immediate and heavy financial need if:

                 (1) The Associate has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                 (2) All plans maintained by the Employer provide that the Associate's Elective Deferrals (and Associate Contributions) will be suspended for twelve (12) months after the receipt of the hardship distribution;

                 (3) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

                 (4) All plans maintained by the Employer provide that the Associate may not make Elective Deferrals for the Associate's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Associate's Elective Deferrals for the taxable year of the hardship distribution.

         (e) A Participant making an application under this Section 8.02 shall have the burden of presenting to the Plan Administrator evidence of such need. If a Participant's application for a hardship withdrawal is approved, the Plan Administrator shall then instruct the Trustee to make such payment of the approved amount to the Participant. Hardship withdrawals shall be paid in a single lump sum.

         (f) Hardship withdrawals shall be subject to Federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder.

                                   ARTICLE IX

                              PLAN ADMINISTRATION

9.01     Powers and Responsibilities.

         (a) Hastings Entertainment, Inc., as Plan Administrator, shall be empowered to appoint and remove the Trustee and Benefits Committee from time to time as it deems necessary for the proper administration of the Plan and for the sole and exclusive benefit of the Participants, Former Participants and their Beneficiaries in accordance with the terms of this Plan, the Code and ERISA.

         (b) The Plan Administrator shall establish a funding policy and method, including, but not limited to determination of the short-term objectives for liquidity and long-term objectives for investment growth, or shall appoint a qualified person to do so.

         (c) The Plan Administrator may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the written directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

         (d) The Plan Administrator shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate means.

9.02 Assignment and Designation of Administrative Authority / Compensation of Benefits Committee. The Plan Administrator shall appoint one or more individuals to the Benefits Committee. The Benefits Committee shall have authority to assist in the administration of the Plan and shall be empowered to carry out the duties of the Plan Administrator, except as described in 9.01(a) above. Any person, including, but not limited to, the shareholders, officers, and Associates of the Employer shall be eligible to serve on the Benefits Committee. A member of the Benefits Committee may resign by delivering his written resignation to the Employer or be removed by the Employer by written notice of removal, to take effect at a date specified therein. The Plan Administrator shall furnish the Trustee with proper written evidence of the names and individuals on the Benefits Committee and of any resignations and replacements thereof. The Plan Administrator, upon the resignation or removal of a member of the Benefits Committee shall, as soon as administratively possible after such vacancy is created, designate in writing a successor to this position.

         The Benefits Committee shall select a Chairman from among its members. A Secretary shall also be appointed by the Benefits Committee who may or may not be a member of the Benefits Committee. The Chairman shall preside at all meetings of the Benefits Committee unless, in his absence, a Vice Chairman selected by the Benefits Committee presides. The Secretary shall keep all minutes of

         Benefits Committee proceedings and such records and documents as are necessary for the proper administration of the Plan.

         Benefits Committee members may receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of duties with the Plan; except that no person so serving on the Benefits Committee who already receives full-time pay from the Employer or an association of Employers whose Associates are Participants in the Plan, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

         Any bond which may be required by applicable laws or regulations for the performance of duties by members of the Benefits Committee and all reasonable and necessary costs, expenses, and liabilities incurred by the Benefits Committee in the supervision and administration of the Plan which are not paid by the Employer shall be a charge against the Plan assets and shall be paid therefrom by the Trustee as directed in writing by the Benefits Committee.

9.03 Allocation and Delegation of Responsibilities. If more than one person is appointed to serve on the Benefits Committee, the responsibilities of each member may be specified by the Plan Administrator and accepted in writing by each member. In the event that no such delegation is made by the Plan Administrator, the Benefits Committee members may allocate the responsibilities among themselves, in which event the Benefits Committee shall notify the Plan Administrator and the Trustee in writing of such action and specify the responsibilities of each member of the Benefits Committee. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate member of the Benefits Committee until such time as the Plan Administrator or the Benefits Committee files with the Trustee a written revocation of such designation.

9.04 Powers, Duties and Responsibilities. The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants, Former Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall have the discretionary authority to control and manage the operation and administration of the Plan, shall administer the Plan in accordance with the terms hereof, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code and the Trust which is a part hereof exempt under
         Section 501(a) of the Code and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.

         The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

         (a) Determining all questions relating to the eligibility of Associates to participate or remain Participants hereunder;

         (b) Computing, certifying, and directing the Trustee with respect to the amount and the kind of benefits to which any Participant or Former Participant shall be entitled hereunder;

         (c) Authorizing and directing the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

         (d) Maintaining all necessary records for the administration of the Plan;

         (e) Interpreting the provisions of the Plan and making and publishing such rules for regulation of the Plan as are consistent with the terms hereof;

         (f) Determining the size and type of any annuity contract to be purchased from any insurer, and designating the insurer from which such contract shall be purchased;

         (g) Computing and certifying to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

         (h) Assisting any Participant or Former Participant regarding his rights, benefits, or elections available under the Plan; and

         (i) Preparing and implementing a procedure for notifying eligible Associates that they may elect to have a portion of the Employer's contribution deferred into the Plan through a salary reduction agreement.

9.05 Records and Reports. The Plan Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary, for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Former Participants, Beneficiaries and others as required by law.

9.06 Appointment of Advisors. The Plan Administrator or the Trustee with the consent of the Plan Administrator may appoint counsel, specialists, advisers, and other persons as the Plan Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

9.07 Information from Employer. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of all Participants, Hours of Service, Years of Service, occurrences of retirement, death, Disability, or termination of employment, and such other pertinent facts and data as the Plan Administrator may require; and the Plan Administrator shall advise the Trustee of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Plan

         Administrator and Trustee may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

9.08 Payment of Expenses. All expenses of administration may be paid out of the Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Plan Administrator, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan assets. However, the Employer may reimburse the Trust for any administrative expenses incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered as an Employer contribution.

9.09 Majority Actions. Except where there has been an allocation and delegation of administrative authority pursuant to Section 9.03, if there shall be more than one member of the Benefits Committee, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

9.10 Bonding. Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than 10 percent of the amount of the fund such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of the bond shall be determined at the beginning of each Plan Year by the amount of funds handled by each such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be an approved corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in the form approved by the Secretary of Labor. Notwithstanding anything herein to the contrary, the cost of such bonds shall be an expense of the Plan and may, at the election of the Plan Administrator, be paid from the Plan assets or by the Employer.

9.11 Indemnification. The Employer shall indemnify the Plan Administrator and each member of the Benefits Committee from and against any and all liabilities, costs, or expenses incurred as a result of any act or omission to act in connection with the performance of fiduciary duties or responsibilities, if any, under this Plan and applicable laws and regulations, but not for liabilities and claims arising from such Fiduciary's willful misconduct or gross negligence.

9.12 Interpretation. This Plan has been executed for the exclusive benefit of the Participants, Former Participants and their Beneficiaries. So far as possible, this Plan shall be interpreted and administered in a manner consistent with this intent and with the intention of the Employer that this Plan shall at all times fully comply with the requirements of applicable laws and regulations. Neither the Employer nor the Plan Administrator shall exercise any power or right to do or perform any act which is in conflict with or violates such laws and regulations. Any power or right granted under this Plan or retained by the Employer shall be void to the extent that its exercise or retention shall violate laws and regulations. The Employer shall make any and all retroactive amendments to this Plan that are required under applicable laws and regulations in order to establish and maintain the Plan in conformity as a qualified Plan pursuant to Section 401(a) of the Code and the Trust which is a part hereof exempt pursuant to Section 501(a) of the Code.

9.13 Claims Procedure. Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Employer.
         Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition the claimant shall be furnished with an explanation of the Plan's claims review procedure.

9.14 Claims Review Procedure. Any Associate, former Associate, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to Section 9.13 shall be entitled to request a review of the claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 9.13. The Plan Administrator shall then conduct a hearing within the next sixty (60) days, at which time the claimant may be represented by an attorney or any other representative of his choosing and at which time the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five (5) business days written notice to the Plan Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowances, of the claim shall be made by the Plan Administrator with sixty (60) days of receipt of the appeal unless there has been an extension of sixty (60) days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE X

                              TRUST ADMINISTRATION


10.01 Establishment and Acceptance of Trust. The Trustee, as of the date of signature hereon, accepts the Trust hereby established and consents to act as Trustee subject to the terms, provisions, conditions, and limitations of this Plan.

10.02 Scope of Trustee's Functions. In all matters relating to the detailed administration of the Plan the Trustee shall act only upon the authorization evidenced by certificate of the Plan Administrator and shall be fully protected in relying and acting thereon; provided, however, if at any time the Plan Administrator shall fail to give directions or instructions to the Trustee in regard to any detail affecting the administration of the Plan over which the Plan Administrator has jurisdiction, then and in that event the Trustee, although being under no obligation to do so, may act without such directions or instructions and may exercise its own discretion and judgment as seems appropriate and advisable under the circumstances in order to effectuate the purposes of the Plan. Where the Trustee does so act without direction or instruction from the Plan Administrator, it shall act solely in the interests of the Participants and their Beneficiaries and for the exclusive purpose of providing the benefits required and defraying reasonable expenses of administering the Plan.

         The Trustee shall not be required to act on instructions received from the Plan Administrator, other than instructions from a qualified Investment Manager, if in its sole discretion and opinion it believes that compliance with such instructions would result in an action which would be improper or imprudent. In the event the Trustee declines or refuses to follow such instructions given in writing by the Plan Administrator or its duly authorized representative, notice of such refusal shall be furnished to the Plan Administrator in writing within fifteen (15) days of receipt of the Plan Administrator's written instructions.

         If at any time the Plan Administrator fails or refuses to provide the Trustee with written instructions concerning any action which, in the sole discretion of the Trustee, is deemed necessary in order to properly administer the Plan under the provisions hereunder and in accordance with applicable laws and regulations, then and in that event, the Trustee shall notify the Plan Administrator in writing of the Trustee's intent to take such action on a date no earlier than thirty (30) days from the date notice is received by the Plan Administrator. The notice shall describe the action which will be performed by the Trustee on a certain date unless written notice is received from the Plan Administrator within thirty (30) days disapproving such action and instructing the Trustee concerning the course of action which the Trustee should follow. If the Plan Administrator fails or refuses to respond to the Trustee's notification of intended action, such failure or refusal to respond shall be deemed by the Trustee as implied consent on the part of the Plan Administrator and on behalf of the Employer to the action intended to be performed by the Trustee and shall be deemed as authorizing the Trustee to so act at the expiration of the thirty (30) day period.

10.03 Powers and Duties. The Trustee is hereby authorized and empowered to establish and maintain for and on behalf of the Plan Participants such pooled investment accounts as the Plan Administrator may direct, and into which the Plan assets shall be invested. In establishing such pooled investment accounts, or in utilizing such other investments as the Plan Administrator may from time to time direct, the Trustee shall be authorized and empowered to perform the following functions with respect to the Plan:

         (a) To invest and reinvest the Plan assets in real, personal, or mixed property including but not limited to securities of domestic and foreign corporations and investment trusts (whether open-end or not), bonds, preferred stocks, common stocks, mortgages, mortgage participations, interests in any common trust fund or commingled employee benefit fund to the extent allowed under applicable laws and regulations and with complete discretion as to converting realty into personalty or personalty into realty.

         (b) To invest in land, whether improved or unimproved, and improve any such land in any manner determined by the Plan Administrator to be feasible and prudent. To lease real, personal, or mixed property on such terms as the Plan Administrator shall deem proper, including the power to make leases that may extend beyond any time in which Plan termination may be necessary by such Employer; and to foreclose, extend, renew, assign, release, or partially release and discharge mortgages or other liens.

         (c) To invest in bonds, stocks, secured notes, or similar securities permitted by applicable laws and regulations.

         (d) To borrow funds at the direction of the Plan Administrator, from any party permitted by applicable laws and regulations for the purpose of purchasing as investments any property as collateral to secure such loan.

         (e) To make investments of types other than specified herein, provided such investments are in accordance with applicable laws and regulations.

         (f) To make distribution to or for the benefit of a retiree, disabled Participant, inactive Participant, Former Participant or of their Beneficiaries.

         (g) To purchase an annuity contract on behalf of a Participant or Former Participant as directed by the Plan Administrator.

         (h) To acquire or retain property returning no income or slight income as may be deemed advisable by the Plan Administrator without liability therefor.

         (i) To sell, exchange, give options, partition, convey, or otherwise dispose of, with or without covenants of warranty of title, any property, which may from time to time be or become a part of the Plan assets at public or private sale or otherwise, for cash or other consideration or on credit, and upon such terms and conditions and for such consideration as the Plan Administrator shall consider advisable, and to transfer the same free of all trusts.

         (j) To vote, in person or by proxy, any stocks or other properties having voting rights; to execute any options, rights or privileges pertaining to any property; to participate in any merger, reorganization or consolidation affecting any part of the Plan assets and in connection therewith to take any action which an individual could take with respect to property owned outright by such individual including the payment of expenses or assessments, the deposit of stock or property with a protective committee, the acceptance or retention of new securities or property and the payment of such amounts of money as may seem advisable in connection therewith; and to hold any item constituting a part of the Plan assets for any length of time in the name of a nominee or nominees without mention of the Trust or any instrument of ownership.

         (k) To execute and deliver oil, gas, and other mineral leases, containing such unitization, pooling, and recycling agreements and other provisions as the Plan Administrator may deem proper; to execute mineral and royalty conveyances; to purchase leases, royalties, and any type of mineral interest; and to execute and deliver drilling contracts or other contracts or options and other instruments which the Plan Administrator may consider necessary or desirable in connection with oil, gas, or other mineral interests. All such instruments may be executed and delivered for such consideration as the Plan Administrator, in its sole discretion, deems to be fair and reasonable.

         (l) To exercise all other powers presently granted to Trustees by the Texas Trust Code as amended and in force on the effective date of this Plan, as amended from time to time thereafter, and not in conflict with the provisions hereof.

         (m) To do any and all things necessary and proper, including the power to execute any other instruments which may be required to fully and completely accomplish any of the powers herein conferred.

         (n) As a condition precedent to acting as Trustee for and on behalf of the Employer, the Trustee may require that the Plan Administrator execute any appropriate and proper instruments authorizing investment of Plan assets by the Trustee in investments so directed by the Plan Administrator or authorizing any action by the Trustee so desired by the Plan Administrator.

10.04 Liability of Trustees. The Trustee shall not be responsible for any acts or omissions of the Plan Administrator. Any certificate or other instrument duly signed by the Plan Administrator purporting to evidence any instructions, direction, or order of the Plan Administrator shall be accepted by the Trustee as conclusive proof thereof.

10.05 Reliance Upon Acts of Trustee. No person dealing with the Trustee shall be required to verify the application by the Trustee of any money paid or other property delivered to the Trustee, and all persons dealing with the Trustee shall be entitled to rely upon the representations and decisions of the Trustee as to its authority and are released from any duty of inquiry with respect thereto. Any action of the Trustee hereunder shall be conclusively evidenced for all purposes of the Trust by the certification of the Trustee, and such certificate when received by an issuing company or by any other person, shall be conclusive evidence of the facts recited therein and shall fully protect all persons relying upon the truth thereof. A third person dealing with the Trustee shall not be required to make any inquiry whether the Plan Administrator has instructed the Trustee, or whether the Trustee is otherwise authorized to take or omit any action.

10.06 Records and Accounting of Trustee / Valuation of Plan Assets. The Trustee shall keep proper accounts of all investments, receipts, disbursements, and other transactions affected by it hereunder and all accounts, books, and records relating thereto shall be open for inspection at all reasonable times by the Plan Administrator, or any other representative designated by the Employer.

         Within ninety (90) days following the Valuation Date which coincides with the last day of the Plan Year, and at such other interim Valuation Dates as may be requested by the Plan Administrator, the Trustee shall furnish the Plan Administrator with a detailed statement of the Plan assets for the period beginning with the day following the previous Valuation Date for which a statement was required and ending with the Valuation Date for which the current statement is required.

         Reports prepared for the Employer by the Trustee as provided in the preceding paragraph shall reflect the fair market value of all assets to the Employer's account as of the Valuation Date for which the report is prepared. Each report shall reflect:

         (a) A detailed record of all cash receipts and disbursements for the period.

         (b) Value of all Plan assets on a cash basis held for the Employer.

         (c) Statement of earned income on a cash basis, other than capital gains or losses, during the preceding period.

         All such Plan assets which are listed by a recognized stock exchange or which otherwise have a readily ascertainable market value shall be valued by the Trustee as of the Valuation Date. Any assets held in the Employer's Trust account by the Trustee which do not have a readily ascertainable market value shall be valued by the Plan Administrator as of the Valuation Date and such value reported to the Trustee in writing. Upon the expiration of ninety (90) days from the date of filing such account, or upon the earlier specific approval thereof by the Plan Administrator, the Trustee, to the extent permitted by ERISA, shall be forever released and discharged from liability and accountability to anyone with respect to the propriety, of its accounts and transactions shown in such accounting, except with respect to such accounts or transactions as to which the Plan Administrator shall within such ninety (90) day period file written objection with the Trustee or with respect to any fraudulent act of the Trustee. Nothing herein contained, however, shall preclude the Trustee from its right to have any of its accounts judicially settled by a court of competent jurisdiction.

10.07 Payment of Compensation and Expenses. The compensation of the Trustee, payable by the Employer or directly from the Plan assets, shall be determined by agreement wherein the Employer shall entitle the Trustee to receive a reasonable rate of compensation for services rendered in the performance of duties as Trustee. All reasonable expenses necessarily incurred by the Trustee in the performance of its duties shall also be agreed to and shall be paid by the Employer or upon approval of the Plan Administrator directly from Plan assets.
         The cost of any bond required of the Trustee in accordance with applicable laws and regulations, or as may be required by the Plan Administrator, shall be paid by the Employer or directly from Plan assets.

10.08 Resignation or Removal of Trustee / Withdrawal From Trust. The trustee may resign as Trustee hereunder for any reason, but such resignation shall become effective only at the expiration of thirty
         (30) days after written notice thereof has been forwarded by registered mail to the Employer and after an audit of the books and records of the Trustee has been made under the direction of the Plan Administrator and has been approved by the Plan Administrator.

         At the discretion of the Employer, the Trustee may be removed as Trustee hereunder, but such removal shall become effective only at the expiration of thirty (30) days after the Employer delivers written notice by registered mail to the Trustee and informs the Trustee of the name and address of the successor trustee to which assets are to be transferred.

10.09 Successor Trustee. If at any time the Trustee acting hereunder shall resign or be removed or cease to exist, a successor trustee or successor trustees shall be appointed forthwith by the Employer. Successor trustees may be a bank or other corporation with trust powers organized under the laws of the United States of America or of any State, an individual trustee, or a board of trustees. Any successor trustee appointed hereunder may qualify as such by executing, acknowledging, and delivering to the Plan Administrator an instrument accepting such appointment, whereupon such successor shall be and become vested with all the estate, rights, powers, discretions, duties, and obligations of the original Trustee as provided in this Plan.

10.10 Accounting Upon Resignation or Removal of Trustee. In the event of resignation or removal of the Trustee, the Trustee shall have the right to a full, final, and complete settlement of its account with the Trust either (1) by agreement of settlement between the Trustee and the Employer, or (2) if no such agreement can be reached, then by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction in the county where the Trustee's principal place of business is located. Upon the making of such settlement, the Trustee shall transfer to the successor trustee all Plan assets as they may then be constituted, and true copies of all its records relating to the Trust, and shall execute all documents necessary to transfer the Plan assets to the successor trustee, and the Trustee thereupon shall be discharged from further liability for all matters embraced within such settlement.

10.11 Employment of Agents. The Trustee shall be empowered to employ legal, accounting, clerical, and other assistance which may be required in carrying out the provisions of this Plan with such expenses to be paid by the Employer; provided, however, that the Plan Administrator may direct the Trustee to pay such expenses from Plan assets.

10.12 Employer Securities and Real Property. The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in ERISA, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities or qualifying Employer real property if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities and qualifying Employer real property held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.

                                   ARTICLE XI

                       AMENDMENT, TERMINATION AND MERGERS


11.01 Amendment. The Employer shall have the right at any time to amend this Agreement. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants, Former Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or Former Participant or cause or permit any portion of the Trust Fund to revert to or become property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Plan Administrator may be made without the Trustee's and Plan Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of this Agreement and the amendment affects the duties of the Trustee hereunder.

         For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating, an optional form of benefit (as provided in Treasury regulations) shall be treated as reducing the amount credited to the account of a Participant or Former Participant.

11.02 Termination. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Plan Administrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' or Former Participants' Accounts shall become 100% vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants and Former Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Plan Administrator, may direct either:

         (a) complete distribution of the assets in the Trust Fund to the Participants and Former Participants, in accordance with the modes of distribution provided for in Section 6.04 of the Plan, as soon as the Trustee deems it to be in the best interests of the Participants and Former Participants, but in no event later than two years after such termination; or,

         (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

         Provided, however, that any distributions made pursuant to this Section shall be subject to the rights of consent afforded to the Participant pursuant to Section 6.03.

11.03 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provisions may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties, and responsibilities of the Employer under the Plan.

11.04 Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants or Former Participants of this Plan, the assets of the Trust Fund applicable to such Participants or Former Participants shall be transferred to the other trust fund only if:

         (a) Each Participant or Former Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer;

         (b) Actions of the Employer under this Plan, or of any new or successor employer of the affected Participants or Former Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants or Former Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' or Former Participants' inclusion in the new employer's plan; and

         (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                                  ARTICLE XII

                                 MISCELLANEOUS


12.01 Participant's Rights. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Associate. Nothing contained in this Plan shall be deemed to give any Participant or Associate the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Associate at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

12.02    Alienation.

         (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant, Former Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagement, or torts of any such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

         (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former Spouse of a Participant or Former Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

12.03 Construction of Agreement. This Plan and Trust shall be construed and enforced according to ERISA and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by ERISA.

12.04 Legal Action. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

12.05    Prohibition Against Diversion of Funds.

         (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive use of Participants, Former Participants or their Beneficiaries.

         (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of ERISA, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

12.06 Employer's and Trustee's Protective Clause. Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

12.07 Receipt and Release for Payments. Any payment to any Participant, Former Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant, Former Participant or Beneficiary in accordance with the provisions of this agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, Former Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

12.08 Action by the Employer. Whenever the Employer under the terms of this agreement is permitted or required to do so or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

12.09 Named Fiduciaries and Allocation of Responsibility. The "Named Fiduciaries" of this Plan are (1) the Employer, (2) the Plan Administrator, (3) the Benefits Committee, (4) the Trustee and (5) any Investment Manager appointed hereunder. The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this agreement. In general, the Employer shall have the sole responsibility for the administration of this agreement, which responsibility is specifically described in this agreement. The Benefits Committee shall have any responsibility for the administration of the Plan as is given to them by the Plan Administrator. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this agreement. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this agreement, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of agreement to inquire into the propriety of any such direction, information or action. It is intended under this agreement that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this agreement. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

12.10    Approval by the Internal Revenue Service.

         (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of Internal Revenue or his delegate should determine that the Plan as amended and restated does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

         (b) Any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

12.11 Uniformity. All provisions of the Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

                                  ARTICLE XIII

                            PARTICIPATING EMPLOYERS


13.01 Adoption by Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Plan Administrator and Trustee, any other corporation or entity (provided an Owner-Employee of such entity does not participate in the Plan for Plan Years beginning before January 1, 1984), whether an Affiliate or Subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.02    Requirements of Participating Employers.

         (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

         (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Associate of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

         (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Associate Participants of the Participating Employer by which the forfeiting Participant was employed, except that if the forfeiture is for an Associate whose Employer is a member of an affiliated or controlled group, then said considered forfeiture shall be allocated, based on Compensation to all Participant Accounts of Participating Employers who are members of the affiliated or controlled group. Should an Associate of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an Affiliate or Subsidiary), such transfer shall not cause his account balance (generated while an Associate of the "First" Employer) in any manner, or by any amount to be forfeited. Such Associate's Participant account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earning or losses, and appreciation or depreciation in value of assets totaling amounts so transferred.

         (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

13.03 Designation of Agent. Each Participating Employer shall be deemed to be part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Plan Administrator as its agent. Unless the content of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

13.04 Associate Transfers. It is anticipated that an Associate may be transferred between Participating Employers, and the Associate involved shall carry with him accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Associate is transferred shall thereupon become obligated hereunder with respect to such Associate in the same manner as was the Participating Employer from whom the Associate was transferred.

13.05 Participating Employers Contribution. All contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Associates of such Participating Employer and the Beneficiaries of such Associates, subject to all the terms and conditions of this Plan. Any forfeiture by an Associate of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Associates of each Participating Employer. The Trustee may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event an Associate transfers from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

13.06 Amendment. Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.07 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At any time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Associates. If no successor is designated, the Trustee shall retain such assets for the Associates of said Participating Employer pursuant to the provisions of Article X hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Associates of such Participating Employer.

13.08 Plan Administrator's Authority. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                  ARTICLE XIV

                              TOP-HEAVY PROVISIONS


14.01 Generally. For any Plan Year in which the Plan is a Top-Heavy Plan, the requirements of Sections 14.02, 14.03 and 14.09 must be met in accordance with Section 416 of the Code and the regulations thereunder.

14.02 Minimum Contributions. Minimum Employer contributions for a Participant who is not a Key Employee shall be required under the Plan for the Plan Year as follows:

         (a) The amount of the minimum contributions shall be the lesser of the following percentages of Compensation:

                 (1)      three percent or,

                 (2) the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

                          (A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                          (B) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (b) There shall be disregarded for purposes of this Section 14.02 any contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title 11 of the Social Security Act, or any other Federal or State law.

         (c) For purposes of this Section 14.02, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year including without limitation, individuals who declined to elect or make contributions to the Plan.

         (d) In determining whether a Non-Key Employee has received the required minimum contribution, such Non-Key Employee's Elective Deferrals shall not be taken into account.

14.03 Super Top-Heavy Plans. If, for any Plan Year in which the Plan is a Top-Heavy Plan it is also Super Top-Heavy Plan, then for purposes of the limitations on contributions and benefit under Section 415 of the Code, the dollar limitations in the defined benefit plan fraction and the defined contribution fraction shall be multiplied by 1.0 rather than 1.25. However, if the application of the provisions of this
         Section 14.03 would cause any individual to exceed the combined
         Section

         415 limitations on contributions and benefits, then the application of the provisions of this Section 14.03 shall be suspended as to such individual until such time as he no longer exceeds the combined
         Section 415 limitations modified by this Section 14.03. During the period of such suspension, there shall be no Employer contributions or forfeitures allocated to such individual under this or any other defined contribution plan of the Employer and there shall be no accruals for such individual under an defined benefit plan of the Employer.

14.04 Determination of Top Heaviness. The determination of whether a plan is Top-Heavy shall be made as follows:

         (a) If the Plan is not required to be included in an Aggregation Group with other plans, it shall be Top- Heavy only if, when considered by itself, it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

         (b) If the Plan is required to be included in an Aggregation Group with other plans, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

         (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top- Heavy Group.

14.05 Determination of Super Top Heaviness. A plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under the provisions of
         Section 14.06, but substituting "90 percent" for "60 percent" in the ratio test in Section 14.06.

14.06 Calculation of Top-Heavy Ratios. A plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any Plan Year as of the Determination Date, if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Associates who are Key Employees for the Plan Year, exceeds 60 percent of a similar sum determined for all Associates, excluding former Key Employees.

14.07 Cumulative Accounts and Cumulative Accrued Accounts. The Cumulative Accounts and Cumulative Accrued Benefits for any Associate shall be determined as follows:

         (a) "Cumulative Account" shall mean the sum of the amount of an Associate's account under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan Valuation Date within a 12-month period ending on the Determination Date, increased by any contributions due after such Valuation Date and before the Determination Date.

          (b) "Cumulative Accrued Benefit" means the sum of the present value of an Associate's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or such plans, as of the most recent plan Valuation Date within a 12-month period ending on the Determination Date as if the Associate voluntarily terminated service as of such Valuation Date.

         (c) Accounts and benefits shall be calculated to include all amounts attributable to both Employer and Associate contributions but excluding amounts attributable to voluntary deductible Associate contributions.

         (d) Accounts and benefits shall be increased by the aggregate distributions during the five-year period ending on the Determination Date made with respect to an Associate under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

         (e) If any Associate has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any accrued benefit for such Associate (and the account of such Associate) shall not be taken into account.

         (f) Rollovers and direct plan-to-plan transfers shall be handled as follows:

                 (1) If the transfer is initiated by the Associate and made from a plan maintained by one employer to a plan maintained by another employer, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count the amount if accepted prior to December 31, 1983.

                 (2) If the transfer is not initiated by the Associate or is made between plans maintained by the Employers, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

                 (3) For purposes of this subsection (f), all employers aggregated under the rules of Sections 414(b), (c) and (m) of the Code shall be considered a single employer.

14.08 Other Definitions. For purposes of this Article XIV, the following definitions shall apply, to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder:

         (a) "Aggregation Group" means a plan or group of plans which includes all plans maintained by the Employers in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Code
                 Section 401(a)(4) or Code Section 410, as well as other plans selected by the Employer for permissive aggregation, inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code sections.

         (b) "Compensation" shall have the meaning set forth in Section 4.10(a)(4), except that for purposes of this Article XIV, salary deferral contributions and other deferred compensation contributions made to the Plan by the Employer shall be included in compensation.

         (c)     "Determination Date" means, with respect to any Plan Year:

                 (1)      the last day of the preceding Plan Year, or

                 (2) in the case of the first Plan Year of any plan, the last day of such Plan Year.

         (d) "Associate" means, for purposes of this Article XIV, any person employed by an Employer and shall also include any Beneficiary of such person, provided that the requirement of
                 Section 14.02 shall not apply to any person included in a unit of Associates covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Associate representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Associate representatives and such Employer or Employers.

         (e) "Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)) with the Employer, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer.

         (f) "Hour of Service" shall have the meaning set forth in Section 2.01(32).

         (g) "Key Employee" means as of any Determination Date, any Associate, former Associate, or Beneficiary of a former Associate who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                 (1) An officer of an Employer having annual Compensation greater than 50% of the limitation in effect under Code Section 415(b)(1)(A) for any such Plan Year, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or ten percent of the Associates) have higher annual Compensation.

                 (2)      An owner (or considered an owner under Code Section
                          318) of one of the ten largest interest in the Employer if such individual's annual Compensation exceeds 100 percent of the dollar limitation in effect under, Code Section 415(c)(1)(A). For purposes of this paragraph (2), if two Associates have the same interest, the one with the greater Compensation shall be treated as owning the larger interest.

                 (3) Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of an Employer or stock possessing more than five percent of the total combined voting power of such stock.

                 (4) A person who would be described in paragraph (3) above if "one percent" were substituted for "five percent" each place it appears in paragraph (3) above, and who has annual Compensation of more than $150,000. For purposes of determining ownership under this subsection 14.08(g), Code Section 318(a)(2)(C) shall be applied by substituting "five percent" for "50 percent" and the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

         (h) "Year of Service" means a year which constitute a "Year of Service" under the rules of paragraphs (4), (5) and (6) of Code Section 411(a) to the extent not inconsistent with the provisions of this Article XIV.

         (i)     "Non-Key Employee" means an Associate who is not a Key
                 Employee.

14.09    Top Heavy Vesting Rule.

         (a) Top Heavy Vesting Schedule Overrides Plan Regular Vesting Schedule. For any Top Heavy Plan Year in which the Plan's Vesting Schedule contained in Section 6.01 is less rapid than the "Top Heavy Vesting Schedule" below, the Vested portion of any Participant's Aggregate Account (including amounts credited to such Account prior to the Plan becoming Top Heavy), and regardless whether a similar schedule applies to Participant's Aggregate Account in any other plan, shall be determined on the basis of the Participant's number of Years of Service according to the following schedule:

                          Years of Service                  Vested Percentage
                          ----------------                  -----------------
                          Less than 2                                 0%
                          2 but less than 3                          25%
                          3 but less than 4                          50%
                          4 but less than 5                          75%
                          5 or more years                           100%

         (b) Discretion to Discontinue Top Heavy Schedule for Non-Top Heavy Plan Years. If in any Plan Year subsequent to a Top Heavy Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator may, in its sole and absolute discretion, elect to: (1) if the Top Heavy Vesting Schedule Above is more rapid than the Plan's current Vesting Schedule, to continue to apply the Top Heavy Vesting Schedule at Section 14.09(a) above, in determining a Participant's Aggregate Account, or (2) to revert to the Vesting Schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of Code section 411(a)(10), as set forth at Section 11.01 of the Plan.

         (c) Non-application. The Top Heavy vesting rule does not apply to the Aggregate Account of any Participant who has not actually worked an Hour of Service after the Plan becomes a Top Heavy Plan. Additionally, any Participants who are not credited with an Hour of Service on or after October 1, 1996 will be subject to the Top Heavy Vesting Schedule of the Prior Plan.

                                   ARTICLE XV

                                   PLAN LOANS


15.01 Authorization for Plan Loans. The Trustee is authorized to make loans from the Plan ("Plan Loans") to Participants, Former Participants, Beneficiaries, and Alternate Payees who are "Parties in Interest" to the Plan, as that term is defined by ERISA Section 3(14). For the purposes of this provision these individuals shall be referred to collectively as "Eligible Participants."

         Any outstanding loans existing on the Effective Date of this Restatement shall be governed by the terms of the Loan Agreement and the provisions of this Plan immediately before the Effective Date of this Restatement. Any renewal, extension, or other modification of an existing loan shall be governed by the terms of this restated Plan.

15.02 Loan Procedures. The Plan Administrator has established a loan policy which shall govern all loans granted or renewed pursuant to this
         Article XVI on or after the Effective Date of this Plan. A copy of the loan policy is attached hereto and hereby incorporated by reference and made a part hereof for all purposes.

                                  ARTICLE XVI

                        ELIGIBLE ROLLOVER DISTRIBUTIONS


16.01 General Rule. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article XVI, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

16.02 Definitions. For purposes of this Article XVI, the following definitions shall apply, to be interpreted in accordance with the provisions of Section 401(a)(31) of the Code and the regulations thereunder:

         (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                 (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

                 (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                 (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" includes an Associate or former Associate. In addition, the Associate's or former Associate's surviving Spouse and the Associate's or former Associate's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

         (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         IN WITNESS WHEREOF, this Agreement has been executed this 5th day of September, 1996.



                                       SPONSOR:

                                       HASTINGS ENTERTAINMENT, INC.


                                       By: /s/ DENNIS McGILL
                                          -----------------------------------
                                       Name: Dennis McGill
                                            ---------------------------------
                                       Title: Vice President & CEO
                                             --------------------------------



                                       TRUSTEE:

                                       AMARILLO NATIONAL BANK


                                       By: /s/ SUSAN L. POWERS
                                          -----------------------------------
                                       Name: Susan L. Powers
                                            ---------------------------------
                                       Title: Vice President & Trust Officer
                                             --------------------------------